Exhibit 10.19

PMC Financial Services Group, LLC

Schedule to

Loan and Security Agreement

Borrower:	The Real Good Food Company LLC

Address:	3750 University Avenue, Suite 610
Riverside, CA 92501

Date:	June 30, 2016 (the “Effective Date”)

This Schedule forms an integral part of the Loan and Security Agreement between PMC Financial Services Group, LLC and the above-borrower of even date (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement” or the “Loan Agreement”).

1.  CREDIT LIMIT

(Section 1.1):	The Credit Limit shall be the sum of (A) and (B) below:

As used herein, the term “Loans” means, individually and collectively, Revolving Loans under Part A below and Capex Line Loans under Part B below.

The Revolving Loans shall not be available until the line is requested to be activated by Borrower up to the Maximum Revolver Amount (in increments of $100,000) and approved in writing by Lender in its sole discretion (the “Activation Date”).

A. Revolving Loans.    Subject to the terms and conditions of this Agreement, Lender agrees to make revolving advances (“Revolving Loans”) in an aggregate outstanding amount not to exceed at any time the lesser of (1) $100,000 (the “Maximum Revolver Amount”) or (2) the Borrowing Base (as defined below).

As used herein, the term “Borrowing Base” means, as of any date of determination, the sum of clause (a) below plus clause (b) below:

(a) 85% (the “A/R Advance Rate”, and also an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above). Such advance rate shall be reduced to 80% if Borrower’s rolling 3 month dilution exceeds 6.5%, but remains less than 10%, or such lower advance rate determined by Lender if dilution exceeds 10%, plus

PMC	Schedule to Loan and Security Agreement

(b) 50% (the “Inventory Advance Rate”, and also an “Advance Rate”) of the value of Borrower’s Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis.

Lender may, from time to time, modify the Advance Rates and/or the Maximum Revolver Amount, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, its evaluation of the Inventory, or other issues or factors relating to the Accounts, Inventory or other Collateral or Borrower.

B. Capital Expenditures Line (“Capex Line”): $300,000

Borrower may request Loans under the Capex Line for up to 4 quarters after the date of this Agreement upon satisfaction of the conditions set forth in this Agreement. Advances under the Capex Line may be made for up to 100% of the purchase price of new and used Eligible Equipment. At Lender’s sole discretion, Eligible Equipment may include soft costs directly related to such Eligible Equipment of up to 15% of the aggregate Loans advanced under the Capex Line (soft costs shall consist of installation, service contracts, warranties, delivery fees and other such expenses outside of the cost of the actual equipment). At the end of each quarter or at such other time agreed to by both Borrower and Lender, the sum of the disbursements shall be aggregated into a schedule and begin amortizing.

The Aggregate advances under the Capex Line shall be repaid as follows:

Borrower shall pay interest monthly on all disbursements prior to the aggregating of such disbursement into a schedule. Subsequent to the creation of a schedule, payments of principal and interest shall be made based on a 48-month amortization and the interest rate stated below. Payments on the aggregate amount of disbursements evidenced by the schedules shall be due on the 1st day of each month and shall continue on the fifteenth day of each month thereafter until the earliest of the following dates (“Capex Line Maturity Date”): (i) the date outstandings under the Capex Line have been paid in full; (ii) May    , 2020; or (iii) the date this Agreement terminates by its terms or is terminated, as provided in this Agreement. On the Capex Line Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of outstandings under the Capex Line, plus all other Obligations relating to the Capex Line (including accrued and unpaid interest thereon, and, if applicable, the Capex Line Prepayment Fee) shall be due and payable. Any portion of the Capex Line that is repaid may not be reborrowed.

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All payments by Borrower to Lender in respect of the Capex Line shall be made via ACH banking transfer to Lender’s bank account per written instructions that Lender shall provide to Borrower.

If any payment of principal or accrued interest is not made within ten days after the date due, Borrower shall pay Lender a late payment fee equal to 5% of the amount of such late payment. The provisions of this paragraph shall not be construed as Lender’s consent to Borrower’s failure to pay any amounts when due, and Lender’s acceptance of any such late payments shall not restrict Lender’s exercise of any remedies arising out of any such failure.

2.  INTEREST.

Interest Rate (Section 1.2):

The Revolving Loans outstanding from time to time and Capex Loans shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 8.50% per annum.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

As used in this Agreement, “Prime Rate” means the greater of: (i) the “prime rate” announced from time to time by Wells Fargo Bank, National Association or (ii) 3.50% per annum. (Borrower understands that said announced prime rate may not be the best rate available from said bank.)

The interest rate applicable to the Obligations shall change on each date there is an applicable change in the Prime Rate. Interest is also subject to the operation, as applicable, of Section 7.2 of the Loan Agreement as to the Default Rate.

2A.  USURY SAVINGS CLAUSE

Provisions Relating to Interest

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Notwithstanding the provisions of this Agreement regarding the rates of interest applicable to the Loans, if at any time the amount of such interest computed on the basis of the interest rate set forth herein (the “Applicable Interest Rate”) would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the “Maximum Legal Rate”), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Interest Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Interest Rate.

No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between the Borrower and Lender or default of the Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and Lender, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (“Excess”), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the remaining Obligations; and third, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The Borrower recognizes that, with fluctuations in the Applicable Interest Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

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The provisions of this Section 2A of this Schedule shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to the Borrower (or any other obligor in respect of Obligations), whether or not any provision of this Section 2A of this Schedule is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of the Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2A of this Schedule.

If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section 2A of this Schedule shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

3.  FEES (Section 1.4):

Loan Fees:

With respect to the Revolving Loans: 1.0% of the amount of the Maximum Revolver Commitment activated by Borrower and Lender per Section 1.0 of this Schedule fully earned and payable as of the Activation Date.

With respect to the Capex Line: 1.0% of the amount on any draws under the Capex Line fully earned and payable as of the date of such draw, or such later date at the discretion of Lender.

Anniversary Fees:

With respect to the Revolving Loans: 1.0% of the amount of the Maximum Revolver Commitment activated by Borrower and Lender per Section 1.0 of this Schedule payable on each anniversary of the Activation Date prior to the Revolver Maturity Date.

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4.  MATURITY DATE

(Section 6.1):

As used herein, the term “Revolver Maturity Date” means the future date to be determined by Lender following the Activation Date and thereafter, the Revolver Maturity Date shall automatically be extended for successive periods of one year each, unless (i) Borrower shall give Lender written notice of termination not less than sixty days prior to the end of such one-year period, or (ii) Lender shall give Borrower written notice of termination not less than thirty days prior to the end of such one-year period.

The term “Capex Loan Maturity Date” shall have the meaning ascribed to such term in Section 1 of this Schedule.

5.  FINANCIAL COVENANTS

(Section 5.1):	No Financial Covenants

6.  REPORTING.

          (Section 5.3):

Borrower shall provide Lender with the following:

(a)	If requested by Lender, monthly accounts receivable agings, aged by invoice date, within 30 days after the end of each month.

(b)	If requested by Lender, monthly inventory perpetual reports, within 30 days after the end of each month.

(c)	If requested by Lender, monthly accounts payable agings, aged by invoice date, within 30 days after the end of each month.

(d)	Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.

(e)

Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower no later than 60 days prior to the end of each fiscal year of Borrower.

(f)

Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, reviewed or audited by independent certified public accountants acceptable to Lender.

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(g)	If requested by Lender, Borrower’s annual tax return within ten days after the date filed, but in no event later than nine months after Borrower’s fiscal year-end.

7.  BORROWER INFORMATION:

Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower dated June 20, 2016, submitted to Lender (the “Representations”) is true and correct as of the date hereof.

8.  ADDITIONAL PROVISIONS

(a)

Subordination of Inside Debt.    All present and future indebtedness of Borrower to its officers, directors, shareholders and Affiliates (collectively, “Inside Debt”) shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Lender’s standard form. Borrower represents and warrants that as of the Effective Date there is no Inside Debt presently outstanding.

Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Lender a subordination agreement on Lender’s standard form.

(b)	Copyrights, Patents, and Trademarks.

(i) Borrower hereby represents and warrants that, as of the date of this Agreement, Borrower does not have any maskworks, computer software, or other copyrights, that are registered (or are the subject of any application for registration) with the United States Copyright Office. Borrower hereby covenants and agrees that Borrower will NOT register with the United States Copyright Office (or apply for such registration of) any of Borrower’s maskworks, computer software, or other copyrights, unless Borrower has provided Lender not less than 30 days prior written notice of the commencement of such registration/application and Borrower has executed and delivered to Lender such security agreement(s) and other documentation (in form and substance reasonably satisfactory to Lender) which Lender in its good faith business judgment may require for filing with the United States Copyright Office with respect to such registration or application.

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(ii) Borrower will identify to Lender in writing any and all patents and trademarks of Borrower that are registered (or the subject of any application for registration) with the United States Patent and Trademark Office and, upon Lender’s request therefor, promptly execute and deliver to Lender such security agreement(s) and other documentation (in form and substance reasonably satisfactory to Lender) which Lender in its good faith business judgment may require for filing with the United States Patent and Trademark Office with respect to such registration or application.

(iii) Borrower will: (x) protect, defend and maintain the validity and enforceability of Borrower’s copyrights, patents, and trademarks; (y) promptly advise Lender in writing of material infringements of Borrower’s copyrights, patents, or trademarks of which Borrower is or becomes aware; and (z) not allow any material item of Borrower’s copyrights, patents, or trademarks to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(c)

Bailee Agreement.    Borrower hereby represents and warrants that, as of the date of execution and deliver of this Agreement, no goods of Borrower are in the possession of any warehouseman or other bailee (except as set forth in Section 3(d) of the Representations), and hereby covenants that Borrower promptly shall deliver written notice to Lender of any goods of Borrower being in the possession of any other warehouseman or other bailee. With respect to any goods or other Collateral of Borrower in the possession of any warehouseman or other bailee (including any set forth in Section 3(d) of the Representations), Borrower shall, promptly upon Lender’s request therefor, use commercially reasonable efforts to deliver to Lender a bailee agreement (in form and substance satisfactory to Lender) duly executed by such warehouseman or other bailee.

(d)

Landlord Agreement.    With respect to any leased premises of Borrower, Borrower shall, promptly upon Lender’s request therefor, deliver to Lender a landlord agreement (in form and substance satisfactory to Lender) duly executed by the lessor of such leased premises. Without limiting the generality of the foregoing, Lender has requested that Borrower deliver, on or before the date of this Agreement, such a landlord agreement duly executed by the applicable landlord with respect to Borrower’s Address.

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(e)

Control Agreements.    As to any Deposit Accounts (including any lockbox or blocked account) and Investment Property (including securities accounts) maintained with any institution as of the date of this Agreement, Borrower shall at Lender’s request cause such institution, concurrently herewith, to enter into a control agreement in form acceptable to Lender in its good faith business judgment in order to perfect Lender’s first-priority security interest in such Deposit Accounts (including any lockbox or blocked account) and grant Lender “control” (within the meaning of Articles 8 and 9 of the Code) over such Investment Property (including securities accounts). From and after the date of this Agreement, Borrower shall not maintain any Deposit Accounts (including any lockbox or blocked account) or Investment Property (including securities accounts) with any bank, securities intermediary, or other institution unless Lender has received such a control agreement duly executed by such party in favor of Lender covering such Deposit Account (including any lockbox or blocked account) or Investment Property (including securities accounts), as the case may be.

9.  CONDITIONS PRECEDENT

In addition to the other conditions precedent set forth in this Agreement, the making of the initial Loan hereunder is subject to the following additional conditions:

(a)

Searches; Payoff Letter; UCC Terminations.    Lender shall have received lien searches listing all effective financing statements which name Borrower (or any predecessor entity, prior name, or tradename thereof or any seller of assets acquired by Borrower outside of the ordinary course of business) as debtor that are filed in the applicable filing offices with respect to Borrower, none of which financing statements shall cover any of the Collateral of Borrower, except (1) Lender’s own financing statements and fixture filings (as the case may be) filed of record against Borrower, respectively, (2) financing statements perfecting Permitted Liens, (3) financing statements as to which Lender has received duly executed authorization by the applicable secured party to file executed termination statements or partial release statements in form and substance satisfactory to Lender, or (4) as otherwise agreed in writing by Lender.

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(b)

General Conditions. The following: (i) all documents relating to this Agreement have been executed and delivered, (ii) no Material Adverse Change and no Default or Event of Default has occurred and is continuing, and (iii) all other matters relating to the Loans have been completed to Lender’s satisfaction.

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Borrower:	Lender:

REAL GOOD FOOD COMPANY, LLC	PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Josh Schreider	By	/s/ Walter E. Buttkus, III
	Josh Schreider		Walter E. Buttkus, III
	Managing Member		President